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                                                                    EXHIBIT 10.4


                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

     THIS Amendment No. 1 (this "Amendment"), dated July 25, 2002 to the SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated December 17, 1999, is entered into by and among Allied Healthcare Group Limited, formerly known as Transworld Holdings (UK) Limited, a company incorporated in England and Wales with registered number 3890177 ("UK Parent"), Transworld Healthcare (UK) Limited, a company incorporated in England and Wales with registered number 3370146 and a wholly-owned subsidiary of UK Parent ("TW UK"), each of the Purchasers and Allied Healthcare International Inc. (f/k/a Transworld Healthcare, Inc.), a New York corporation and sole shareholder of UK Parent ("Transworld"). Transworld, UK Parent and TW UK are hereinafter referred to collectively as the "Corporate Group." All capitalized terms which are used but otherwise defined herein shall have meanings specified in the Agreement.

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, on December 17, 1999, the parties hereto entered into the Agreement, pursuant to which (i) UK Parent issued and the Purchasers subscribed for the Subordinated Notes; (ii) TW UK issued and the Purchasers subscribed for the Warrants; (iii) TW UK issued and UK Parent subscribed for the Mirror Notes; and (iv) TW UK issued and the Purchasers' Representative subscribed for a Special Share of TW UK;

     WHEREAS, as of the date hereof, Transworld has approved the reorganization of the Corporate Group, pursuant to which TW UK shall become a wholly-owned subsidiary of UK Parent, which is and shall remain a wholly-owned subsidiary of Transworld (the "Reorganization") in accordance with that certain Master Reorganization Agreement, dated as of April 24, 2002 by and among the Corporate Group and the Investors named therein (as subsequently amended, the "Master Reorganization Agreement");

     WHEREAS, in connection with the Reorganization, the Warrants issued to the Purchasers pursuant to the Agreement shall be cancelled and the Mirror Note between UK Parent and TW UK is to be amended and restated;

     WHEREAS, in connection with the Reorganization, the Purchasers will be entitled, subject to the terms and conditions of the Master Reorganization Agreement, to the right to receive shares of TWUS Common Stock and TWUS Preferred Stock, and UK Parent will issue shares of the Mirror Preferred Stock to Transworld; and

     WHEREAS, in connection with the Reorganization and cancellation of the Warrants the parties hereto desire to amend the Agreement to make appropriate changes thereto to retain certain of the rights, covenants and agreements originally provided thereon as to be applicable in light of the Reorganization.

     NOW, THEREFORE, each of Transworld, UK Parent and TW UK, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable

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consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with the Purchasers as follows and vice versa:

     1. Amendment to Mirror Notes. Effective hereby, upon the terms and subject to the conditions herein, the existing Mirror Notes shall be canceled and the Amended and Restated Mirror Notes, substantially in the form attached hereto as Exhibit A shall automatically be substituted therewith.

     2. Amendment to Section 1.1. Effective hereby, the following definitions shall be substituted in their entirety for the same definition in Section 1.1 of the Agreement:

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling (including, but not limited to, each director and executive officer of such Person), controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to control a company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such company whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event shall the initial Purchasers be considered Affiliates of the Companies (including of Transworld) for purposes of this Agreement.

     "Companies" means collectively, UK Parent and TW UK considered as a single enterprise, until a successor replaces UK Parent or TW UK and thereafter includes the successor or successors, as the case may be provided that, with respect to Articles XVI and XVIII and Section 14 of this Amendment, "Companies" shall also include Transworld along with UK Parent and TW UK.

     "Covenant Breach" has the meaning ascribed thereto in Section 17 of the Certificate of Designations.

     "Credit Facility" means the credit agreement dated as of the date of this Agreement among the Group Companies named therein, the Banks and the other lenders, if any, parties thereto from time to time, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured, or otherwise modified from time to time.

     "Designated Indebtedness" means: (a) Bank Indebtedness, (b) Mezzanine Indebtedness or (c) Refinancing Indebtedness with respect thereto.

     "Group Companies" means UK Parent, TW UK and their respective Subsidiaries; provided, that with respect to Articles XVI and XVIII, "Group Companies" shall also include Transworld and its respective Subsidiaries.

     "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in London, England, or New York, New York are not required to be open.

     "Liquidity Event" means (i) a sale, assignment, transfer, lease, conveyance or other disposal of 90% or more of the Capital Shares of any of Transworld, UK Parent or TW UK to a Person who is not an Institutional Investor or an Affiliate of an Institutional Investor, including

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by way of scheme of arrangement or other business combination (whether or not
Transworld, UK Parent or TW UK is the Surviving Person), whether in one transaction or a series of related transactions, (ii) a sale, assignment, transfer, lease, conveyance or disposal of Property or assets of the Group Companies representing in the aggregate 90% or more of the total value of all Group Assets or generating in the aggregate 90% or more of all Group Revenues, whether voluntary or involuntary, in one transaction or a series of related transactions, or (iii) an Insolvency Event with respect to Transworld, UK Parent or TW UK, other than by reason of action taken by or on behalf of the Series A Director(s) or the Purchasers as a group.

     "Majority in Interest of the Purchasers" or "Majority in Interest" means the holders of greater than 50% of the sum of (i) all shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock that remain outstanding as of the time of determination and (ii) shares of Common Stock issued upon conversion of the shares of Series A Preferred Stock; provided, however, that with respect to clause (ii) only those shares of Common Stock beneficially owned by the Person who converted the corresponding Series A Preferred stock (or their Affiliates) shall be included in the calculation of a Majority in Interest.

     "Mirror Notes" has the meaning ascribed thereto in the recitals hereof; and shall also refer to the refinanced Mirror Notes issued pursuant to Section 1 of the Amendment No. 1 to the Agreement.

     "Purchasers" has the meaning ascribed thereto in the introduction hereof, provided, however, that with respect to any Securities that are Shares of Series A Preferred Stock, the Purchasers shall include any "holders" thereof, as such term is defined in the Certificate of Designations.

     "Qualified Average Price" means the Closing Price per Share of Common Stock as reported by the principal securities exchange on which the Shares of Common Stock are listed for trading, so long as such exchange is the New York Stock Exchange, the NASDAQ National Market, the American Stock Exchange or a Designated Offshore Securities Market, for 30 consecutive Trading Days, provided that (i) on each one of such Trading Days the Closing Price is equal to or higher than the minimum price required to achieve a Qualified Public Value if such price alone was deemed to equal the Qualified Average Price and (ii) throughout such 30-day period at least 20% of the Ordinary Shares outstanding are held by Persons who are not Affiliates of Transworld, any Group Company or any Purchaser and are freely transferable in the public trading market.

     "Qualified Public Value" means a Qualified Average Price such that the product of such Qualified Average Price times the aggregate number of shares of Common Stock issued pursuant to or issuable upon conversion of the shares of Series A Preferred Stock is equal to or greater than 2.5 times the Total Investment.

     "Redemption Security" has the meaning ascribed thereto in Section 6.3 hereof.

     "Securities" mean, collectively, the Subordinated Notes, the PIK Notes, the Warrants, the Ordinary Shares issuable upon exercise of the Warrants, the Mirror Notes, the Mirror PIK Notes, the shares of Series A Preferred Stock and the shares of the Mirror Preferred Stock.

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     "Transaction Documents" means, collectively, this Agreement (including the
Amendment), the Subordinated Notes, the PIK Notes, the Warrant Instrument, the Warrants, the Mirror Notes, the Mirror PIK Notes, the Registration Rights Agreement, the Voting Trust Agreement, the Intercreditor Agreement, the Transworld Rights Letter, the Purchaser's Rights Letter, the Joinder Agreement, the Expenses Sharing Letter Agreement, the Certificate of Designations, the Charter Documents of Transworld, UK Parent and TW UK, the Master Reorganization Agreement and any and all agreements, certificates, instruments and other documents contemplated hereby or thereby or executed and delivered in connection herewith or therewith.

     "Voting Trust Agreement" means the Voting Trust Agreement, dated as of the date hereof, by and among TW UK, UK Parent, Transworld, the Purchasers' Representative and the Trustee, as such is amended from time to time.

     3. Amendment to Section 1.1. Effective hereby, the following definitions shall be added to the defined terms included in Section 1.1 of the Agreement:

     "Certificate of Designations" means Article FIFTH of the Certificate of Amendment to the Certificate of Incorporation of Allied Healthcare International Inc. dated June 26, 2002.

     "Closing Date" shall have the meaning ascribed to such term in the Master Reorganization Agreement.

     "Common Stock" means the common stock, par value $.01 per share, of Transworld.

     "holders" shall mean the holders of the Series A Preferred Stock, unless such other meaning is clearly ascribed.

     "Holders Redemption" shall have the meaning set forth in Section 8.1 of this Agreement.

     "Holders' Redemption Offer" shall have the meaning set forth in Section 8.2 of this Agreement.

     "Holders' Redemption Purchase Date" shall have the meaning set forth in
Section 8.2 of this Agreement.

     "Institutional Investors" means Triumph Partners III, L.P., Triumph III Investors, L.P., and Paribas.

     "Insolvency Breach" has the meaning ascribed thereto in Section 17(b) of the Certificate of Designations.

     "Lead Investor" means Triumph Partners III, L.P.

     "Master Reorganization Agreement" has the meaning set forth in Section 12 of the Certificate of Designations.

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     "Mirror Note Redemption Price" has the meaning set forth in Section 12 of the Certificate of Designations.

     "Mirror PIK Note Redemption Price" has the meaning set forth in Section 12 of the Certificate of Designations.

     "Mirror Preferred Stock" has the meaning set forth in Section 12 of the Certificate of Designations.

     "Mirror Preferred Stock Preference Amount" has the meaning set forth in
Section 12 of the Certificate of Designations.

     "Mirror Preferred Stock Purchase Price" has the meaning set forth in
Section 12 of the Certificate of Designations.

     "Series A Preferred Stock" has the meaning set forth in Section 12 of the Certificate of Designations.

     "Series A Director" has the meaning set forth in Section 3(a) of the Certificate of Designations.

     "Series A Preference amount" has the meaning set forth in Section 4(a) of the Certificate Designations.

     "Series A Purchase Price" shall have the meaning set forth in Section 8(a) of the Certificate of Designations.

     4. Amendment to Section 4.22(c). Effective hereby, the following paragraph shall be substituted in its entirety for Sections 4.22(c) of the Agreement:

         (c) TW UK shall be under no liability with respect to any claim under this Article IV unless and until the aggregate amount of all claims against TW UK exceed (pound)250,000, but if liability exceeds that figure then all claims, including claims previously notified, shall accrue against TW UK. The aggregate liability of TW UK with respect to all claims under this Article IV shall not exceed (pound)22.0 million, plus all outstanding and accrued interest on the Subordinated Notes and the PIK Notes and accrued dividends (whether or not declared or paid) on the shares of Series A Preferred Stock.

     5. Amendment to Article VI. Effective hereby, the following shall be substituted in its entirety for Article VI of the Agreement: Intentionally Omitted.

     6. Amendment to Article VII. Effective hereby, the following shall be substituted in its entirety for Article VII of the Agreement: Intentionally Omitted

     7. Amendment to Article VIII. Effective hereby, the following shall be substituted in its entirety for Article VIII of the Agreement:

                                  ARTICLE VIII

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               REDEMPTION OF TRANSWORLD SERIES A PREFERRED STOCK

         8.1 Redemption of Transworld Series A Preferred Stock. The Series A Preferred Stock, subject to the terms of the Intercreditor Agreement, shall be subject to purchase and Redemption by Transworld, in whole or in part, at the Series A Purchase Price, at the option of a Majority in Interest of the Purchasers ("Holders' Redemption") upon and after the occurrence of a Redemption Event; provided, however, that the Holders' Redemption cannot be exercised on more than three (3) separate occasions or for an aggregate Series A Purchase Price equal to less than (i) (pound)5.0 million on any occasion or (ii) 100% of the remaining shares of Series A Preferred Stock outstanding at the time if exercise of the Holders' Redemption would result in less than (pound)5.0 million of Original Issue Price being owed with respect to all remaining outstanding shares of Series A Preferred Stock in the aggregate. In such event UK Parent shall be required to redeem, subject to the limitations of Section 8.5, the shares of the Mirror Preferred Stock in the manner provided in Section 8.3 hereof and TW UK shall be required to redeem, subject to the limitations of Section 8.5, the Mirror Notes and Mirror PIK Notes in the manner provided in Section 8.3 hereof. The date on which such Redemption Event occurs is referred to as the "Redemption Event Trigger Date." A "Redemption Event" shall mean, with respect to the shares of Series A Preferred Stock elected to be purchased by the Purchasers, (i) any Liquidity Event, or (ii) a date subsequent to the December 17, 2007 if the Bank Indebtedness and the Mezzanine Indebtedness have been paid in full on or before such date. The "Series A Purchase Price" shall be equal to the Series A Preference Amount.

         8.2 Holders' Redemption Offer Procedures. Within five (5) Business Days after Transworld becomes aware of the occurrence of a Redemption Event and in any event not later than the Redemption Event Trigger Date, Transworld shall mail a notice (the "Holders' Redemption Offer") to each of the Purchasers notifying them that the shares of Series A Preferred Stock will be purchased and redeemed, respectively, at the election of the Purchasers in accordance with this Article VIII. If a Majority in Interest of the Purchasers elect to exercise their redemption rights pursuant to this
     Article VIII, they shall give notice to Transworld setting forth the number of shares of Series A Preferred Stock to be redeemed and the purchase date shall be the earlier of (i) a date selected by Transworld, but not later than 30 days from the date such notice is given, or (ii) if such notice relates to a Liquidity Event and is given prior to the occurrence of the Liquidity Event, the date of completion of the Liquidity Event (the "Holders' Redemption Purchase Date"). An election to exercise purchase and redemption rights pursuant to this Article VIII in connection with a Liquidity Event shall in all circumstances be conditional upon the completion of the Liquidity Event and no obligation to purchase or redeem, as the case may be, shares of Series A Preferred Stock shall arise if the Liquidity Event is not completed. In the event a Holders' Redemption is exercised with respect to a Liquidity Event, the Purchasers will be entitled to withdraw their election to tender the shares of Series A Preferred Stock by delivering to Transworld, for receipt not later than the close

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     of business on the second Business Day preceding the Holders' Redemption
     Purchase Date, facsimile transmission or letter to that effect. Upon a Purchaser's election to tender any shares of Series A Preferred Stock, the Purchaser will be required to surrender such shares of Series A Preferred Stock to Transworld at the address specified in the signature page hereto prior to the close of business on the Business Day preceding the Holders' Redemption Purchase Date. On the Holders' Redemption Purchase Date, Transworld will purchase the shares of Series A Preferred Stock tendered pursuant to Section 8.1 hereof for cash in an amount equal to the aggregate Series A Purchase Price for all shares of Series A Preferred Stock tendered for purchase. If not all of the shares of Series A Preferred Stock tendered pursuant to a Holders' Redemption Offer can be purchased or redeemed, respectively, by Transworld for any reason, Transworld shall select, on or prior to the Holders' Redemption Purchase Date, the shares of Series A Preferred Stock (or portions thereof) shares of Series A Preferred Stock to be purchased and redeemed, as the case may be, pro rata among the Purchasers and dividends shall continue to accrue on all shares of Series A Preferred Stock not redeemed, provided, however, that nothing in this
     Article VIII shall be deemed a waiver or contractual impairment of the right of the Purchasers to have all shares of Series A Preferred Stock purchased and redeemed in full pursuant to Section 8.1 hereof and Transworld shall not be relieved of its obligations to redeem unredeemed shares of Series A Preferred Stock in full. Promptly after the Holders' Redemption Purchase Date, Transworld shall, with respect to any shares of Series A Preferred Stock not purchased or redeemed, respectively, in whole, return to the appropriate Purchaser, the unredeemed shares of Series A Preferred Stock or a new stock certificate, as the case may be, equal in number to the unredeemed portion of the tendered shares of Series A Preferred Stock.

         8.3 Mandatory Redemption of Mirror Preferred Stock and Mirror Notes. Upon written notice to each of UK Parent and TW UK of Transworld's intention to purchase and redeem the shares of Series A Preferred Stock pursuant to Sections 8.1 and 8.2 above (which notice Transworld will be required to serve as soon as reasonably practicable after notice of election is given to Transworld pursuant to Section 8.2), and subject to the limitations of Section 8.5, UK Parent shall, immediately prior to such purchase and redemption by Transworld, redeem and purchase the Mirror Preferred Stock (in accordance with the terms and provisions of the Charter Documents of UK Parent). Concurrently, and subject to the limitations of
     Section 8.5, TW UK shall, immediately prior to such purchase and redemption of the Mirror Preferred Stock by UK Parent, redeem the Mirror Notes and the Mirror PIK Notes. Transworld shall use the funds it receives from such redemption of the Mirror Preferred Stock to purchase and redeem the shares of Series A Preferred Stock tendered by the Purchasers and accepted for redemption by Transworld pursuant to Section 8.2 hereof. UK Parent shall use the funds it receives from such redemption of the Mirror Notes to purchase and redeem the Mirror Preferred Stock tendered by Transworld pursuant to this Section 8.3 and the Charter Documents of UK Parent.

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         8.4 Obligations of UK and TW UK Upon Holders' Redemption. Prior to the
     Holder's Redemption Purchase Date, in connection with a Liquidity Event, UK Parent will, and UK Parent shall cause TW UK, in good faith to seek, to obtain any required consent of the holders of the Bank Indebtedness and/or the Mezzanine Indebtedness the terms of which prohibit Transworld from purchasing the Series A Preferred Stock or UK Parent from purchasing the Mirror Preferred Stock and/or TW UK from redeeming the Mirror Notes and the Mirror PIK Notes, as the case may be, so as to permit the making of the Holders' Redemption Offer and the purchasing of the shares of Series A Preferred Stock pursuant to Section 8.1, respectively, including repayment out of the proceeds of such Liquidity Event of all Obligations under such Bank Indebtedness and/or Mezzanine Indebtedness to the extent necessary to permit the making of the Holders' Redemption Offer and the purchase of shares of Series A Preferred Stock and accompanying purchase of the Mirror Preferred Stock, Mirror Notes and Mirror PIK Notes pursuant to Section 8.3 hereof.

         8.5 Holders' Redemption Prohibited. Subject to compliance with Section
     8.4 hereof, if, at a Holders' Redemption Purchase Date, Transworld is prohibited or prevented under Applicable Laws (including lack of surplus under the laws of the State of New York) or under any other contractual or other arrangement, including, or other legal restriction whatsoever, directly or indirectly (which shall be deemed to encompass a similar prohibition or prevention with respect to UK Parent's or TW UK's or other Transworld Subsidiary's compliance with the provisions of Section 8.3) from purchasing all shares of Series A Preferred Stock for which purchase is elected hereunder pursuant to the Holders' Redemption, then Transworld shall purchase such shares of Series A Preferred Stock, to the extent permissible and shall purchase the remaining shares of Series A Preferred Stock, as soon as Transworld is not so prohibited. Transworld shall use all reasonable endeavors to take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to purchase the shares of Series A Preferred Stock under the circumstances contemplated by Section 8.1 hereof (including to cause UK Parent and/or TW UK to take substantially similar actions), other than the Credit Agreements and the Intercreditor Agreement; provided, however, that this provision shall not require the repayment of Designated Indebtedness other then upon the occurrence of a Liquidity Event. In the event that Transworld fails for any reason to purchase any shares of Series A Preferred Stock for which purchase is required pursuant to Section 8.1 hereof , then (i) the Purchasers shall have the right to revoke their exercises of the Holders' Redemption at any time and (ii) if the Purchasers do not elect to so revoke such exercise, during the period from the applicable Holders' Redemption Purchase Date through to the date on which such shares of Series A Preferred Stock are purchased and redeemed, Transworld shall pay, in addition to such amounts due pursuant to exercise of the Holders' Redemption, to the Purchasers an amount equal to two percent (2%) per annum of the Series A Purchase Price for any of the shares of Series A Preferred Stock not purchased hereunder and the shares of Series A Preferred Stock which remain outstanding

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     shall continue to accrue dividends at the rate stated in Section 2 of the
     Certificate of Designations, plus two percent (2%) per annum. Nothing in this Section 8.5 shall impair or be deemed to limit, modify or affect the rights of the Purchasers (unless otherwise restricted, including, without limitation, under the Intercreditor Agreement) to pursue any available remedy, at law or in equity, to enforce or seek to enforce, in any manner whatsoever, Transworld's obligations under this Article VIII, including without limitation filing any suit or complaint or seeking to file a suit or complaint with any court of competent jurisdiction to obtain injunctive or other equitable relief and/or damages arising from a breach of Transworld's obligation to purchase the shares of Series A Preferred Stock and enforcing any judgment obtained in any such suit in any manner available under Applicable Law to judgment creditors in general.

         8.6 Failure of Transworld, UK Parent and TW UK to Honor Holders' Redemption. In the event that either Transworld or UK Parent fails to perform in full its obligations following the Purchasers' election to exercise the Holders' Redemption pursuant to Section 8.1 hereof, and TW UK fails to perform its obligations as a guarantor of the obligations of Transworld and UK Parent pursuant to Section 8.7 hereof, then a Majority in Interest of the Purchasers shall have the right to exercise the Holders' Redemption against TW UK to the same extent and with the same effect as such exercise against Transworld, and TW UK hereby agrees that it shall be fully bound by this Article VIII as if it were Transworld, except that (A) to the extent that any deductions and withholdings on account of Taxes are required under Applicable Law, or of any Taxes imposed on any Purchaser as a result of failure of Transworld to fulfill its obligations under Section
     8.1 hereof, and TW UK to fulfill its obligations under Section 8.7 below which would not have been required had no such failure occurred (unless such failure was directly attributable to a prohibition against such fulfillment by Transworld, UK Parent or TW UK, as the case may be, under Applicable Law), the Series A Purchase Price shall be increased, as may be necessary, so that after making all such deductions and withholdings and taking into account all such Taxes (whether applicable to the original redemption price payable or to additional sums payable under this Section 8.6, and taking into account all Taxes on and arising by reason of the payment of additional sums payable under this Section 8.6), the Purchasers receive an amount equal to the sum that they would have received had no such deductions or withholdings been made or Taxes imposed, (B) the Companies shall make required deductions or withholdings, and (C) the Companies shall pay the full amount deducted or withheld to the relevant taxing or other Governmental Entity.

         8.7 TW UK Guaranty.

               (a) TW UK hereby unconditionally, irrevocably and absolutely guarantees payment in full of the obligations of Transworld and UK Parent to the Purchasers upon the election of the Purchasers to exercise the Holders' Redemption with respect to the shares of Series A Preferred Stock. To the extent that Transworld and/or UK Parent defaults on such obligations, TW UK shall be

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     absolutely and unconditionally obligated to pay the Series A Purchase
     Price, in immediately available funds in full on the Holders' Redemption Purchase Date, and shall not be entitled to set off any claim of any kind which Transworld, UK Parent or TW UK may have against anyone whether arising under or by reason of this Agreement, the other Transaction Documents or for any other reason of any kind. In the event that the Purchasers shall not for any reason receive on the Holders' Redemption Purchase Date the full payment of the Series A Purchase Price for the shares of Series A Preferred Stock being purchased and redeemed, then in any proceeding instituted by the Purchasers, no defense by TW UK to its obligation to pay the Series A Purchase Price, whether by counterclaim, affirmative defense or new matter, that is not also available to Transworld with respect to the primary obligation to purchase or redeem the shares of Series A Preferred Stock pursuant to the Holders' Redemption, shall be interposed or shall be of any force or effect, said defenses being waived for purposes of such proceeding.

               (b) Subject to compliance in full with this Article VIII by the Purchasers, TW UK waives any and all notice of the creation, renewal, extension or accrual of any component of the Series A Purchase Price and notice of or proof of reliance by the Purchasers upon this Section 8.7 or acceptance of this Section 8.7; the obligation to pay the Series A Purchase Price shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 8.7; and all dealings between Transworld, UK Parent or TW UK, on the one hand, and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Section 8.7. TW UK waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon TW UK with respect to the Series A Purchase Price. TW UK's obligations under this Section 8.7 shall be construed as a continuing, absolute and unconditional guarantee of payment to pay the Series A Purchase Price and shall not be diminished or impaired by (i) any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by Transworld, UK Parent or TW UK against the Purchasers, or (ii) any other circumstance whatsoever (with or without notice to or knowledge of Transworld, UK Parent or TW UK) which constitutes, or might be construed to constitute, an equitable or legal discharge of Transworld from the obligation to pay the entire Series A Purchase Price, or of TW UK under this Section 8.7, upon the occurrence of any Insolvency Proceedings or in any other instance.

               (c) This Section 8.7 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Series A Purchase Price is rescinded or must otherwise be restored or returned by the Purchasers upon the occurrence of any Insolvency Proceedings relating to Transworld or UK Parent or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, Transworld or UK Parent or any substantial part of its property, or otherwise, all as though such payments had not been made.

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               (d) Any provision of this Section 8.7 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (e) No failure to exercise, or any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser would otherwise have on any future occasion. The rights and remedies provided in this Section 8.7 are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         8.8 Further Action. Subject to the requirements of law, each of Transworld and UK Parent (or their successors or assigns or any Person to whom they transfer any of their shares in UK Parent or TW UK, respectively) shall exercise or direct the exercise of their voting rights (whether at a general or extraordinary meeting of shareholders or by consent in lieu of a meeting of shareholders) and where appropriate to give effect to such matters, shall convene any necessary shareholders meeting, for the purpose of passing (and, not revoking) such resolutions as may be required by law to approve or authorize any purchase of Securities pursuant to Article VIII hereof).

     8. Amendments to Articles IX, X, XI, XII, XIII, XIV and XV. Effective hereby, the following shall be substituted in its entirety for Articles IX, X, XI, XII, XIII, XIV and XV of the Agreement: Intentionally Omitted

     9. Amendment to Article XVI. Effective hereby, the following shall be substituted in its entirety for Article XVI of this Agreement:

                                   ARTICLE XVI

                                   SUCCESSORS

         16.1 Merger or Consolidation.

               (a) The Companies shall not directly or indirectly, by operation of law or otherwise (i) be acquired by any other Person; (ii) permit substantially all of their assets to be acquired by any other Person (including an acquisition of stock of Subsidiaries which in the aggregate account for substantially all of Transworld's assets); (iii) consolidate, merge, or otherwise combine with or into any other Person; (iv) permit any other Person to acquire, consolidate, merge, or otherwise combine with or into the Companies; (v) permit any other Person to acquire, consolidate, merge, or otherwise combine with or into or be consolidated, merged, or otherwise combined with or into by, any Subsidiary (in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary); or
     (vi) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of any of the Subsidiaries as an entirety or permit any of the Subsidiaries to do any of the foregoing (except for the merger, consolidation or other combination of any Subsidiary of the Companies with or into, or the disposition of all or substantially all of the assets of any Subsidiary of the Companies to, the Companies or any Wholly-Owned Subsidiary of the Companies), unless:

               (i) in any such transaction in which the Person acquires by transfer, conveyance, consolidations, merger, combination, sale, lease or other disposition, as applicable, all or substantially all of the properties and assets of the Companies as an entirety (for purposes of this Article XVI, "Successor Companies"), such Successor Companies (i) shall be a corporation or limited liability company, (ii) shall be organized, duly incorporated and validly existing under the laws of the United States or England, (iii) shall expressly assume pursuant to the terms and conditions of this Agreement, in form reasonably satisfactory to a Majority in Interest of the Purchasers, the obligations with respect to the shares of Series A Preferred Stock then outstanding, and the performance of the covenants and obligations set forth in this Agreement and the Certificate of Designation on the part of the Companies to be performed or observed or shall agree to such alternative obligations, such that, following such assumption and agreement, the Purchasers will continue to have the right to achieve practical realization of the principal benefits intended to be provided to them hereby and thereby, which the Companies understand to include, without limitation, (A) the practical realization of the principal benefits intended to be provided under the Holders' Redemption as provided in Article 8, (B) the covenants as provided in Section 13 of the Certificate of Designations and (C) the enforcement against the Companies of any Covenant Breach or Insolvency Breach as provided in
         Section 17 of the Certificate of Designations, as nearly as may be, in relation to the circumstances of such Successor Companies, and (iv) shall take all such action and pass all such resolutions as may be necessary to enable it to assume and agree on all such obligations, including, without limitation, the obligations with respect to the guarantee of the Holders' Redemption and the purchase of shares of Series A Preferred Stock under Article VIII hereof;

               (ii) immediately before and after giving effect to such transaction, no Covenant Breach or Event of Default shall have occurred and be continuing;

               (iii) the Companies have delivered to the Purchasers an Officers' Certificate and a written opinion from legal counsel, each stating that such consolidation, merger, amalgamation, combination, conveyance, transfer, lease or acquisition and, if the assumption of the obligations of the Companies under this Agreement or the Certificate of Designations is required in connection with such transaction, such documents effecting such assumption, complies with this Article XVI and that all conditions precedent herein for relating to such transaction have been complied with and satisfied.

               (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise), in a single transaction or series of transactions, of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Shares of which constitutes all or substantially all of the properties and assets of the Companies, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Companies.

         16.2 Surviving Person Substituted. Upon any acquisition, disposal, consolidation, merger or other combination, or any transfer of assets in accordance with Section 16.1, the Surviving Person (if other than the Companies) following such transaction or formed by such consolidation or into which the Companies are merged or otherwise combined or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Companies under this Agreement and the Certificate of Designations with the same effect as if such Surviving Person had been named as the Companies herein. When, and only when, a Successor Company assumes all of the obligations of the Companies hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

     10. Amendment to Article XVII. Effective hereby, the following shall be substituted in its entirety for Article XVII of the Agreement: Intentionally Omitted.

     11. Amendment to Article XVIII. Effective hereby, the following shall be substituted in its entirety for Article XVIII of the Agreement:

                                  ARTICLE XVIII

                                   AMENDMENTS

         18.1 Amendments and Supplements Requiring Consent of Purchasers; Other Consents.

               (a) Except as otherwise provided in Section 18.1(b) or 18.1(c) hereof, as applicable, this Agreement and the Securities may be amended or supplemented with the written consent of, and any existing Covenant Breach or Event of Default or compliance with any provision of this Agreement or the

     Securities may be waived only with the affirmative vote at a meeting, or the written consent of, a Majority in Interest of Purchasers.

               (b) Without the consent of every affected Purchaser who is a registered owner of shares of Series A Preferred Stock with an aggregate Original Issue Price of (pound)500,000 or more, no amendment, supplement or waiver to this Agreement shall: (i) reduce the Original Issue Price, principal amount or value of the Series A Preferred Stock, the Mirror Preferred Stock, the Mirror Notes or the Mirror PIK Notes; (ii) reduce the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock (except pursuant to adjustment provisions as provided therein), change the fixed maturity of any Mirror Note or Mirror PIK Note or alter the provisions with respect to the redemption of the Series A Preferred Stock, the Mirror Preferred Stock, the Mirror Note or Mirror PIK Note in a manner adverse to the Purchasers; (iii) reduce the rate of or change the time for payment of dividends or interest on any shares of Series A Preferred Stock, the Mirror Preferred Stock, Mirror Note or the Mirror PIK Notes; (iv) waive a Covenant Breach or Event of Default in the payment of principal of, or interest on, any shares of Series A Preferred Stock, the Mirror Preferred Stock, or Mirror Note or the Mirror PIK Note or on the payment of the Series A Purchase Price or Series A Preference Amount, or the Mirror Preferred Stock Purchase Price or the Mirror Preferred Stock Preference Amount or the Mirror Note Redemption Price or the Mirror PIK Note Redemption Price (except that a Majority in Interest of the Purchasers may (A) rescind an Acceleration that resulted from a non-payment default, and (B) waive the payment default that resulted from such Acceleration); (v) make any share of Series A Preferred Stock or Mirror Preferred Stock or Mirror Note or Mirror PIK Notes payable in consideration other than that stated in the Certificate of Designation or such instruments; (vi) waive a payment of the Series A Purchase Price, Series A Preference Amount, Mirror Preferred Stock Purchase Price, Mirror Preferred Stock Preference Amount, the Mirror Note Redemption Price or the Mirror PIK Note Redemption Price, upon redemption or purchase of the relevant Security; or (vii) make any change in this Section 18.1(b).

               (c) After an amendment, supplement or waiver under this Section
     18.1 becomes effective, the Companies shall mail to the Purchasers a notice briefly describing the amendment, supplement or waiver. Any failure of the Companies to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Agreement or waiver.

         18.2 Revocation and Effect of Consents.

               (a) Until an amendment, supplement or waiver becomes effective, a consent to it by the Purchasers is a continuing consent by such Purchasers and every subsequent holder of Securities (whether subsequently holding in whole or in part), even if notation of the consent is not made on any Security.

               (b) The Companies may, but shall not be obligated to, fix a record date for the purpose of determining the subsequent holders of Securities entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of such Securities after such record date.

               (c) After an amendment or waiver becomes effective it shall bind the Purchasers and any subsequent holder.

         18.3 Notation on or Exchange of Securities. The Companies may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter issued in exchange for any Security issued and outstanding as of the date of such amendment, supplement or waiver. The Companies, in exchange for such issued and outstanding Securities, may issue all new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         18.4 Board Approval. The Companies may not sign an amendment, supplement or waiver with respect to this Agreement until the Board of Directors of Transworld approves it.

     12. Amendment to Section 21.10. Effective hereby, the following shall be substituted in its entirety for Section 21.10. of the Agreement:

         21.10 Merger. This Agreement, the Subordinated Notes, the PIK Notes, the Warrant Instrument, the Mirror Notes, the Mirror PIK Notes, the shares of Series A Preferred Stock, the Certificate of Designations, the shares of Mirror Preferred Stock, and the other Transaction Documents collectively constitute the entire agreement of the Companies and the Purchasers and express the entire understanding of the Companies and the Purchasers with respect to the Securities.

     13. Amendment to Section 21.12. Effective hereby, the following shall be substituted in its entirety for Section 21.12 of the Agreement:

         21.12 Conflict. If there is a conflict between the provisions of (i) this Agreement or the Voting Trust Agreement and (ii) the Charter Documents of Transworld, TW UK or UK Parent or any of the other Group Companies during the continuance of this Agreement or the Voting Trust Agreement (as the case may be), it is the intention of the parties hereto that the provisions of this Agreement or the Voting Trust Agreement (as the case may be) shall prevail over such Charter Documents during such period and accordingly Transworld, the Companies and the Purchasers shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement or the Voting Trust Agreement (as the case may be) and shall further if necessary procure any required amendment to the Charter Documents of the Group Companies.

          14. Tax Covenants of the Companies Applicable to the Purchasers' Securities. As a material inducement for the Purchasers to enter into this Amendment and the Master Reorganization Agreement, each of the Companies hereby makes the following covenants and agreements; provided, however, that all such covenants and agreements shall, notwithstanding the terms thereof, lapse upon the Lead Investor (or any of its Affiliates, which, for purposes of this paragraph 14, shall included any limited partner or other constituent owner of the Lead Investor) holding none of the shares of Series A Preferred Stock issued to the Lead Investor on the Closing Date (including shares of Common Stock issued upon conversion thereof):

         (a) None of the Companies and any of their respective Subsidiaries and other affiliates shall take any action, or fail to take any action, that would cause the exchanges set forth in Section 1.1(a), (b), (c)(ii), (d)(ii), and
(e)(ii) of the Master Reorganization Agreement (collectively, the "Tax-Free Exchanges") not to qualify as a "B" reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (b) Without limiting the foregoing Section 16(a):

               (i) none of the Companies and any of their respective Subsidiaries and other affiliates will file any Tax Return or take any position inconsistent with the treatment of the Tax-Free Exchanges as a "B" reorganization within the meaning of Section 368(a)(1)(B) of the Code;

               (ii) each of the Companies and their respective Subsidiaries and other affiliates will comply with the record keeping and information reporting requirements set forth in Treasury Regulations Section 1.368-3;

               (iii) each of the Companies, the Subsidiaries and other Affiliates covenant that UK Parent will at all times during the two-year period commencing with the Closing Date continue to be an entity that is disregarded as separate from its owner for U.S. federal income tax purposes as contemplated by Treasury Regulations Section 301.7701-3;

               (iv) each of the Companies, the Subsidiaries and other Affiliates covenant that TW UK will at all times during the two-year period commencing with the Closing Date continue to be a corporation, as defined under Treasury Regulations Section 301.7701-2(b), for U.S. federal income tax purposes;

               (v) each of the Companies, the Subsidiaries and other Affiliates covenant that the voting trust established pursuant to the Voting Trust Agreement will at all times during the two-year period commencing with the Closing Date continue to be either an entity that is disregarded as separate from its owner as contemplated by Treasury Regulations Section 301.7701-3 or a grantor trust for U.S. federal income tax purposes;

               (vi) each of the Companies, the Subsidiaries and other Affiliates covenant that Transworld will legally and beneficially own 100% of the stock TW UK immediately after the consummation of the Reorganization (as defined in the Master Reorganization Agreement) either directly or indirectly through UK Parent and the voting trust established by the Voting Trust Agreement, and Transworld shall at all times during the two-year period commencing with the Closing Date retain control of TW UK within the meaning of Code Section 368(c)(1);

               (vii) on or prior to the Closing Date, none of Transworld, any of its Subsidiaries or other affiliates (including, without limitation, UK Parent) will acquire any shares of stock of TW UK other than pursuant to the terms of this Agreement;

               (viii) on or prior to the Closing Date, Transworld will treat itself, for U.S. federal income tax purposes, as the direct owner of the shares of TW UK beneficially owned by UK Parent and legally owned by the voting trust established by the Voting Trust Agreement for the two-year period commencing with the Closing Date, and shall not file Tax Returns relating to such two-year period, including amended Tax Returns, inconsistent with such treatment; and

               (ix) TW UK solely shall pay the expenses and taxes required to be paid by Section 1.3 of the Master Reorganization Agreement and Section 10.7 of the Master Reorganization Agreement, such expenses and taxes shall be paid out of the operating cash flow and cash balances of TW UK, TW UK shall not borrow any amounts or otherwise incur any indebtedness for the purpose of or in connection with the paying of any such expenses and taxes, and TW UK shall not be reimbursed, directly or indirectly, by Transworld or any of the Subsidiaries or other affiliates of Transworld (including, without limitation, UK Parent) for any such expenditures.

         (c) Transworld and UK Parent represent and warrant that, at all times since December 17, 1999, (i) none of Transworld, any of its Subsidiaries and other affiliates (including, without limitation, UK Parent but excluding TW UK) has acquired stock of TW UK other than directly from TW UK in connection with the formation of TW UK; (ii) TW UK acquired shares of its own stock, if any such acquisitions have occurred, solely with consideration attributable to its own operating cash flow and cash balances and not with consideration attributable to a loan or other indebtedness or capital contribution to TW UK; and (iii) Transworld has treated itself for U.S. federal income tax purposes as the direct owner of the shares of TW UK beneficially owned by UK Parent and legally owned by the voting trust established pursuant to the Voting Trust Agreement, and the voting trust established pursuant to the Voting Trust Agreement has at all times been either an entity that is disregarded as separate from its owner as contemplated by Treasury Regulations Section 301.7701-3 or a grantor trust for U.S. federal income tax purposes.

         (d) None of the Companies and any of their respective Subsidiaries and other affiliates is aware of any fact that would cause the Tax-Free Exchanges not to qualify as a "B" reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (e) Each of the Companies, their Subsidiaries and other Affiliates represents and warrants that it has no present plan or intention to take any actions or fail to take any actions that would cause the covenants set forth in
Section 14(b)(iii)-(vi) and (viii) to be violated as if such covenants were not limited to the two-year period therein.

         (f) None of the Companies, any of their Subsidiaries or other Affiliates has acquired stock of TWUK in anticipation or contemplation of the Tax-Free Exchange.

     15. Directors. Each of Transworld and UK Parent hereby agrees to use its best efforts to nominate for director(s) of Transworld and UK Parent, respectively, at any instance whereupon a vote or selection for such director(s) shall occur, including without limitation, at each meeting of the stockholders of TW UK and UK Parent, respectively (or in each action by written consent in lieu of a meeting), for the election of director or upon the creation of or existence of any vacancy in the Board of Directors, those individuals as appropriate such that the Board of Directors of Transworld and UK Parent, respectively, will be comprised identically to the Board of Directors of TW UK.

     16. Other Provisions Unchanged. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. To the extent that the Agreement includes such terms as "herein," "hereto," "in this Agreement" and the like, such terms shall be interpreted to refer to the Agreement, as modified by this Amendment.

     17. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instruments.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to the Agreement on the date first written above.

                                       COMPANIES:

                                       SIGNED AS A DEED FOR AND ON BEHALF OF
                                       TRANSWORLD HEALTHCARE (UK) LIMITED

                                       By: /s/ Tim Aitken
                                           -------------------------------------
                                           Name:
                                           Title:

                                       SIGNED AS A DEED FOR AND ON BEHALF OF
                                       ALLIED HEALTHCARE GROUP LIMITED,
                                       FORMERLY KNOWN AS
                                       TRANSWORLD HOLDINGS (UK) LIMITED,

                                       By: /s/ Tim Aitken
                                           -------------------------------------
                                           Name:
                                           Title:

                            PURCHASERS:

                            SIGNED AS A DEED FOR AND ON BEHALF OF
                            TRIUMPH PARTNERS III, L.P.

                            By: Triumph III Advisors, Inc., its general partner

                            By: /s/ Carl M. Youngman
                                ------------------------------------------------
                                Name: Carl M. Youngman
                                Title: Managing Director

                            By:
                               -------------------------------------------------
                               Name:
                               Title:

                            SIGNED AS A DEED FOR AND ON BEHALF OF
                            TRIUMPH III INVESTORS, L.P.

                            By: Triumph III Investors, Inc., its general partner

                            By: /s/ Carl M. Youngman
                                ------------------------------------------------
                                Name: Carl M. Youngman
                                Title: Managing Director

                                       SIGNED AS A DEED BY
                                       ALLIED HEALTHCARE INTERNATIONAL INC.,
                                       FORMERLY KNOWN AS TRANSWORLD
                                       HEALTHCARE, INC.,
                                       ACTING BY ITS DULY AUTHORIZED ATTORNEY

                                       By: /s/ John B. Wynne
                                           -------------------------------------
                                           Name:
                                           Title:

                               SIGNED AS A DEED FOR AND ON
                               BEHALF OF: AITKEN (ENGLISH) COMPANY LIMITED
                               ACTING BY ITS DULY AUTHORIZED ATTORNEY:

                               By: /s/ Tim Aitken
                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title: Chairman

                               SIGNED AS A DEED BY:

                               /s/ Tim Aitken
                               -------------------------------------------------
                               Timothy M. Aitken

                               SIGNED AS A DEED BY:

                               /s/ Sarah L. Eames
                               -------------------------------------------------
                               Sarah L. Eames

                               SIGNED AS A DEED BY:

                               /s/ Charles Murphy
                               -------------------------------------------------
                               Charles Kernahan, by his duly authorized Attorney

                               SIGNED AS A DEED BY:

                               /s/ Charles Murphy
                               -------------------------------------------------
                               David Johnson, by his duly authorized Attorney

                               SIGNED AS A DEED BY:

                               /s/ Charles Murphy
                               -------------------------------------------------
                               Charles Murphy

                               SIGNED AS A DEED BY:

                               /s/ Charles Murphy
                               -------------------------------------------------
                               Wayne Palladino, by his duly authorized Attorney

                               SIGNED AS A DEED BY:

                               /s/ Charles Murphy
                               -------------------------------------------------
                               Steven Gullick, by his duly authorized Attorney

                               SIGNED AS A DEED BY AND ON BEHALF OF:
                               ZRH NOMINEES (0051) LIMITED
                               ACTING BY ITS DULY AUTHORIZED ATTORNEY

                               By: /s/ Charles Murphy
                                   ---------------------------------------------
                                   Name: Charles Murphy
                                   Title: Group Finance Director

                               SIGNED AS A DEED BY AND ON BEHALF OF:
                               ORION NOMINEES LIMITED
                               ACTING BY ITS DULY AUTHORIZED ATTORNEY

                               By: /s/ Charles Murphy
                                   ---------------------------------------------
                                   Name: Charles Murphy
                                   Title: Group Finance Director

                                   SIGNED AS A DEED BY AND ON BEHALF OF:
                                   BNP PARIBAS
                                   ACTING BY ITS DULY AUTHORIZED ATTORNEY:

                                   By: /s/ Leo Leslie      /s/ Don Ercole
                                       -----------------------------------------
                                   Name:   Leo Leslie           Don Ercole
                                   Title:
                                         ---------------------------------------

                                   SIGNED AS A DEED BY AND ON BEHALF OF:
                                   BAYERISCHE HYPO-UND VEIRENSBANK AG
                                   ACTING BY ITS DULY AUTHORIZED ATTORNEY

                                   By: /s/ Ray Daws        /s/ Guy Beeston
                                       -----------------------------------------
                                   Name:   Ray Daws            Guy Beeston
                                   Title:  V.P.                V.P.
                                           -------------------------------------

                                   SIGNED AS A DEED BY AND ON BEHALF OF:
                                   NMB HELLER
                                   ACTING BY ITS DULY AUTHORIZED ATTORNEY

                                   By: /s/ J.P. Onslow
                                       -----------------------------------------
                                   Name: J.P. Onslow
                                   Title: Director